Exhibit 6

2002

AMENDED AND RESTATED CHARTER

OF

PROTECTIVE LIFE INSURANCE COMPANY

Protective Life Insurance Company, a corporation organized under the Tennessee Business Corporation Act, hereby adopts the following 2002 Amended and Restated Charter of Protective Life Insurance Company:

NAME

1.1 The name of the Corporation shall be Protective Life Insurance Company (hereinafter referred to as “the Corporation”).

PERIOD OF DURATION

2.1 The duration of the Corporation shall be perpetual.

PURPOSES, OBJECTS AND POWERS

3.1 The purposes, objects and powers of the Corporation are:

(a) The Corporation is for profit.

(b) To engage in any lawful business, act or activity for which a corporation may be organized under the Tennessee Business Corporation Act, it being the purpose and intent of this Section 3.1 to invest the Corporation with the broadest purposes, objects and powers lawfully permitted a corporation formed under the said Act.

(c) To carry on any and all aspects, ordinary or extraordinary, of any lawful business and to enter into and carry out any transaction, ordinary or extraordinary, permitted by law, having and exercising in connection therewith all powers given to corporations by the laws of the State of Tennessee.

(d) Without limiting the scope and generality of the foregoing, the Corporation shall have the following specific purposes, objects and powers:

(1) To transact the business of life, disability, health and accident insurance and to issue annuities and endowments and every other kind of insurance in such places as may be approved by the Board of Directors subject to applicable regulatory approvals, including without limitation, to transact the business of insuring the lives of individuals and the writing of every kind of insurance pertaining to life, including the granting, selling, purchasing and disposing of annuities and endowments; to accept risks and insure against accidents or sickness; to effect reinsurance; and generally to make all contracts and to do and perform all things whatsoever pertaining to the business of insuring lives and of taking risks against accidents or sickness, or the granting, selling, purchasing and disposing of annuities and endowments; all in a manner not inconsistent with the laws of the State of Tennessee or the provisions hereof.

(2) To have and to exercise any and all of the powers specifically granted in the insurance laws of the State of Tennessee, none of which shall be deemed to be inconsistent with the nature, character or object of the Corporation and none of which are denied to it by this 2002 Amended and Restated Charter, including, without limitation, the power to accept and execute all legal trusts which may be confided to the Corporation.

(3) To acquire, own, manage, operate, improve or deal with and to sell, lease, mortgage, pledge, distribute or otherwise deal in and dispose of, property of every kind and wheresoever situated.

(4) To be a promoter or incorporator, to subscribe for, purchase, deal in and dispose of, any stock, bond, obligation or other security, of any person, firm, corporation or governmental unit, and while the owner and holder hereof to exercise all rights of possession and ownership.

(5) To purchase or otherwise acquire (including, without limitation, to purchase its own shares to the extent of unreserved and unrestricted capital surplus available therefor) to the fullest extent permitted by the Tennessee Business Corporation Act, and to sell, pledge or otherwise deal in or dispose of shares of its own stock, bonds, obligations or other securities.

(6) To borrow money from any person, firm, corporation or governmental unit and to secure any debt by mortgage or pledge of any property of the Corporation; to make contracts, guarantees, and indemnity agreements and incur liabilities and issue its notes if not inconsistent with the provisions of the Constitution of Tennessee as the same may be amended from time to time.

(7) To lend money, extend credit or use its credit to assist any person, firm, corporation or governmental unit, including, without limitation, its employees and directors and those of any subsidiary, in accordance with and subject to the provisions of the Tennessee Business Corporation Act and the Tennessee Insurance Code.

(8) To guarantee any indebtedness and other obligations of, and to lend its aid and credit to, any person, firm, corporation or governmental unit, and to secure the same by mortgage or pledge of, or security interest in, any property of the Corporation.

(9) To consolidate, merge or otherwise reorganize in any manner permitted by law; to engage in one or more partnerships and joint ventures as general or limited partner.

(10) To carry on its business anywhere in the United States and in foreign countries.

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(11) To elect or appoint officers and agents and define their duties and fix their compensation; to pay pensions and establish pension plans, pension trusts, profit sharing plans, stock bonus plans, stock option plans, and other incentive or deferred compensation plans for any or all of its directors, officers and employees.

(12) To make donations for the public welfare or for charitable, scientific, or educational purposes; to transact any lawful business which the Board of Directors shall find to be in aid of governmental policy.

All words, phrases and provisions appearing in this Section 3.1 are used in their broadest sense, are not limited by reference to or inference from any other words, phrases or provisions and shall be so construed.

CAPITAL STOCK

4.1 The Corporation is authorized to issue five million (5,000,000) shares of stock, one dollar ($1.00) par value per share. All such shares are to be of one class and shall be designated as Common Stock.

4.2 The shareholders of the Corporation shall not have preemptive rights.

REGISTERED AGENT, REGISTERED OFFICE AND OTHER OFFICES

5.1 C. T. Corporation System shall serve as registered agent. The registered office is located at 530 Gay Street, Knox County, Knoxville, Tennessee 37902.

5.2 The address of the principal place of business of the Corporation shall be 1620 Westgate Circle, Suite 200, Brentwood, Tennessee 37027-8035 or at such other place within the State of Tennessee as the Board of Directors may determine or at such place as the Board of Directors may determine provided such place complies with applicable law. The Corporation’s home office and administrative office address shall be 2801 Highway 280 South, Birmingham, Alabama 35223 or at such other place either within or without the Corporation’s State of domicile as the Board of Directors may determine. The Corporation may establish branches and agencies in any other part of the State of Tennessee, in other states or territories of the United States, or in the District of Columbia.

BOARD OF DIRECTORS

6.1 The business and affairs of the Corporation shall be managed by the Board of Directors. The number of directors of the Corporation shall be fixed from time to time in the manner provided in the Bylaws, or, in the absence of a bylaw fixing or providing a manner of determining the number of directors, the number of directors shall be determined by the shareholders. The Board of Directors shall consist of at least two (2) or more individuals, with the number specified in or fixed in accordance with the Bylaws,

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and no decrease in the number of directors shall have the effect of shortening the term of any incumbent director. Any director may be removed in accordance with the provisions of the Bylaws and the laws of the State of Tennessee.

6.2 To the fullest extent permitted by the Tennessee Business Corporation Act as in effect on the date hereof and as hereafter amended from time to time, a director of the Corporation shall not be liable to the Corporation or its shareholders for monetary damages for breach of fiduciary duty as a director. If the Tennessee Business Corporation Act or any successor statute is amended after adoption of this provision to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Tennessee Business Corporation Act, as so amended from time to time, provided, in no event shall a director be exempt from any obligation imposed by Title 56, Tennessee Code Annotated. Any repeal or modification of this Section 6.2 by the shareholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification or with respect to events occurring prior to such time.

6.3 In addition to the powers and authorities hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation; subject, nevertheless, to the provisions of the Code of Tennessee, this 2002 Amended and Restated Charter and to any bylaws from time to time adopted; provided, however, that no bylaws so adopted shall invalidate any prior act of the directors which would have been valid if such bylaw had not been adopted.

INTERNAL AFFAIRS

The following provisions for the regulation of the business and for the conduct of die affairs of the Corporation, the directors and the shareholders are hereby adopted:

7.1 The power to alter, amend, or repeal the Bylaws or adopt new bylaws shall be vested in the Board of Directors and the shareholders, or either of them, which power may be exercised in the manner and to the extent provided in the Bylaws, provided, however, that the Board of Directors may not alter, amend or repeal any bylaw establishing what constitutes a quorum at such shareholders’ meetings, or which was adopted by the shareholders and specifically provides that it cannot be altered, amended or repealed by the Board of Directors. The Bylaws may contain any provisions for the regulation of the business and for the conduct of the affairs of the Corporation, the directors and shareholders not inconsistent with this 2002 Amended and Restated Charter.

7.2 The Corporation reserves the right from time to time to amend, alter or repeal each and every provision contained in this 2002 Amended and Restated Charter, or to add one or more additional provisions, in the manner now or hereafter prescribed or permitted by the Tennessee Insurance Code or the Tennessee Business Corporation Act, and all rights conferred upon shareholders at any time are granted subject to this reservation.

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The foregoing 2002 Amended and Restated Charter supersedes the 1994 Amended and Restated Charter and all amendments thereto.

IN WITNESS WHEREOF, Protective Life Insurance Company has caused this 2002 Amended and Restated Charter to be executed for it by its President and Chairman of the Board and by its Secretary or Assistant Secretary this 9th day of Sept., 2002.

PROTECTIVE LIFE INSURANCE COMPANY

BY	/s/ John D. Johns
John D. Johns
Its President and Chairman of the Board

BY	/s/ Jerry M. Hyche
Its Secretary/Assistant Secretary

45617.2	State of Tennessee County of WILLIAMSON
Received for record the 16 day of
JUNE 2003 at 9:52 AM. (REC 552322)
Recorded in official records
Book 2872 pages 619-624
State Tax $            .00 Clerks Fee $     .00,
Recording $        7.50, Total $    7.50,
Register of Deeds SADIE WADE
Deputy Register KAREN OWENS

APPROVED This 14th day of January 2003 The Department of Commerce and Insurance STATE OF TENNESSEE

By	/s/ G. Everett Sinor, Jr.
Assistant Commissioner for Insurance

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2002 AMENDED AND RESTATED BY-LAWS

OF

PROTECTIVE LIFE INSURANCE COMPANY

(herein called “the Corporation”)

ARTICLE I

OFFICES

The principal place of business of the Corporation shall be in Brentwood, Williamson County, Tennessee, or at any such other place within Tennessee as the Board of Directors may determine or at such place as the Board of Directors may determine provided such place complies with applicable law. Its administrative office and home office shall be located in Birmingham, Jefferson County, Alabama, or at such other offices, either within or without the State of its domicile or such other state, as the Board of Directors or the Executive Committee may designate.

ARTICLE II

SHAREHOLDERS

Section 1. Meetings. The annual meeting of the shareholders for the purpose of electing directors and for the transaction of such other business as may come before the meeting shall be held at such date and time during the first six months of the year as shall be specified by resolution of the Board of Directors. Special meetings may be called for any purposes by the Board of Directors, the Executive Committee or the chief executive officer.

Section 2. Place of Meeting. The place of meeting shall be the administrative office of the Corporation in the State of Alabama unless some other place, either within or without the State of Alabama, is designated by the shareholders.

Section 3. Notice of Meeting. Written or printed notice stating the place, day and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten, or, in the case it is proposed to increase the stock or bonded indebtedness of the Corporation, not less than thirty nor more than fifty days before the date of the meeting, either personally or by mail, by or at the direction of the Board of Directors, the chief executive officer, or the Secretary to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposed in the United States mail, addressed to the shareholder at the address as it appears on the stock transfer books of the Corporation, with postage thereon prepaid.

Section 4. Fixing of Record Date. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other purpose, the Board of Directors of the Corporation may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than fifty days and, in case of a meeting of shareholders, not less than ten days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken. If no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders.

Section 5. Proxies. At all meetings of shareholders a shareholder may vote by proxy executed in writing by the shareholder or by his duly authorized attorney in fact. Such proxy shall be filed with the Secretary of the Corporation before or at the time of the meeting. No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy.

Section 6. Voting of Shares. Each outstanding share entitled to vote shall be entitled to one vote upon each matter submitted to a vote at a meeting of shareholders.

Section 7. Voting of Shares by Certain Holders. Shares held by another corporation if a majority of the shares entitled to vote for the election of directors of such other corporation is held by the Corporation shall not be voted at any meeting or counted in determining the total number of outstanding shares at any given time.

Treasury shares and shares of stock held by the Corporation in a fiduciary capacity shall not be voted directly or indirectly, at any meeting, and shall not be counted in determining the total number of outstanding shares at any given time.

Section 8. Informal Action by Shareholders. Any action required to be taken at a meeting of the shareholders, or any other action which may be taken at a meeting of the shareholders, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof.

ARTICLE III

BOARD OF DIRECTORS

Section 1. General Powers. The business and affairs of the Corporation shall be managed by its Board of Directors.

Section 2. Number, Tenure and Qualifications. The number of directors of the Corporation shall be fixed from time to time by resolution of the shareholders; provided that the Board shall consist of a range from two (2) natural persons to no more than twenty (20) persons, and that no decrease in the number of directors shall have the effect of shortening the term of any incumbent director. Each director shall hold office until the next annual meeting of shareholders and until his successor shall have been elected and qualified. Directors need not be shareholders or residents of the state of the Corporation’s domicile except as otherwise provided by law or by the shareholders of the Corporation.

Section 3. Regular Meetings. The shareholders may provide, by resolution, the time and place, either within or without the state of the Corporation’s domicile, if permitted by law, for the holding of regular meetings without other notice than such resolution.

Section 4. Special Meetings. Special meetings of the Board of Directors of any committee designated thereby may be called by or at the request of the President, the chief executive officer, or any two directors. A special meeting of the Board of Directors or of any committee designated thereby shall be held at the administrative office of the Corporation, provided that by resolution, or by waiver signed by all directors, it may be held at any other place, either within or without the state of the Corporation’s domicile.

Section 5. Notice. Notice of any special meeting shall be given at least one day previously thereto by written notice delivered personally or mailed to each director at his business address, or by telegram. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail so addressed, with postage thereon prepaid. If notice be given by telegram, such notice shall be deemed to be delivered when the telegram is delivered to the telegraph company. Any director may waive notice of any meeting. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

Section 6. Quorum. A majority of the number of directors fixed in the manner provided by Section 2 of this Article III shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, but if less than such majority is present at a meeting, a majority of the directors present may adjourn the meeting from time to time without further notice. If a quorum is present when a meeting is convened, the directors present may continue to do business taking action by a vote of a majority of a quorum until adjournment, notwithstanding the withdrawal of enough directors to leave less than a quorum or the refusal of any director present to vote.

Notwithstanding the foregoing provisions of this section to the contrary, in the event of an emergency caused by an enemy attack, at each meeting of the Board during such emergency the presence of one-third of the total number of directors, but in any event not less than two directors, shall constitute a quorum and be sufficient for the transaction of business.

Section 7. Manner of Acting. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

Members of the Board of Directors or of any committee thereof may participate in a meeting of the Board or committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time and participation by such means shall constitute presence in person at a meeting.

Section 8. Vacancies. Any vacancy occurring in the Board of Directors may be filled by the affirmative vote of a majority of the remaining directors, though less than a quorum of the Board of Directors. A director elected to fill a vacancy shall be elected until the next annual meeting of shareholders. Any directorship to be filled by reason of an increase in the number of directors shall be filled by election at an annual meeting or at a special meeting of shareholders called for that purpose.

Section 9. Committees. The Board of Directors may, by resolution or resolutions adopted by a majority of the full Board of Directors, designate one or more committees, each committee to consist of two or more of the directors of the Corporation, which, to the extent provided in such resolution or resolutions, shall have and may during intervals between the meetings of the Board exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation and may have power to authorize the seal of the Corporation to be affixed to all papers which may require it; provided, however, that no such committee shall have the authority of the Board of Directors in reference to declaring a dividend or distribution from the capital surplus, issuing capital stock, amending the Articles of Incorporation, adopting a plan of merger or consolidation, recommending to the shareholders the sale, lease, mortgage, exchange or other disposition of all or substantially all of the property and assets of the Corporation, recommending to the shareholders a voluntary dissolution of the Corporation or a revocation thereof, filling vacancies of the Board of Directors, or amending the by-laws of the Corporation. Such committee or committees shall have such name or names as may be determined from time to time by resolution or resolutions adopted by the Board of Directors. The designation of any such committee or committees and the delegation thereto of authority shall not operate to relieve the Board of Directors, or any member thereof, of any responsibility imposed upon it or him by law.

Section 10. Informal Action. Any action required or permitted under the Tennessee corporate or insurance laws, the Articles of Incorporation or these by-laws to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if a written consent setting forth the action so taken is signed by all members of the Board of Directors or of such committee, as the case may be. Such written consent shall be filed with the minutes of proceedings of the Board of Directors or committee.

Section 11. Removal of Directors. At a meeting of shareholders called expressly for that purpose, one or more directors may be removed, with or without cause, by a vote of the holders of a majority of shares then entitled to vote at an election of directors and the shareholders may at such meeting elect a successor director or directors for the unexpired term of the director or directors removed.

ARTICLE IV

OFFICERS

Section 1. Number. The officers of the Corporation shall be a President and a Secretary and, in the discretion of the Board of Directors which may leave one or more offices vacant from time to time, a Chairman of the Board, one or more Executive Vice Presidents, Senior Vice Presidents, Vice Presidents, Second Vice Presidents (the number thereof to be determined by the Board of Directors), a Treasurer, one or more Assistant Secretaries and Assistant Treasurers and such other officers and assistant officers as may be deemed necessary by the Board of Directors. All such officers shall be elected for a term of one year and shall by subject to removal by the Board of Directors at its pleasure. Such officers shall perform such duties and exercise such powers as are conferred by the Board of Directors or as are conferred herein. The Board of Directors may designate one of such elected officers the chief executive officer of the Corporation. The Board of Directors or the chief executive officer, by and with the consent and approval of the Board of Directors or of the Executive Committee, if any, may appoint such other officers and agents as, in its or his discretion, are required for the proper transaction of the Corporation’s business. Any two or more offices may be held by the same person.

The Board of Directors shall be and is hereby authorized to adopt and amend from time to time By-laws to be effective in the event of an emergency caused by an enemy attack, dealing with or making provisions during such emergency for continuity of management, succession to the authority and duties of officers, vacancies in office, alternative offices or other matters deemed necessary or desirable to enable the Corporation to carry on its business and affairs.

Section 2. Chairman of the Board. Any director may be designated as Chairman of the Board and shall preside, when present, at all meetings of the shareholders and of the Board of Directors. The Chairman of the Board shall perform such other duties as from time to time may be assigned to him by the Board of Directors.

Section 3. President. Subject to the control of the Board of Directors, the President shall have general management and control of the affairs and business of the Corporation, and shall perform all other duties and exercise all other powers commonly incident to his office, or which are or may at any time be authorized or required by law. He shall keep the Board of Directors fully informed concerning the affairs and business of the Corporation. The Board of Directors may by resolution designate the officer of the Corporation who in the event of the death, unavailability or incapacity of the President shall perform the duties of the President until the Board of Directors shall designate another person to perform such duties.

Section 4. Vice Presidents. Each Vice President shall have powers and perform such duties as shall from time to time be assigned to him by these by-laws or by the Board of Directors and shall have and may be assigned to him by the chief executive officer.

Section 5. Other Authority of Officers. The Chairman of the Board of Directors and the President may sign and execute all authorized bonds, contracts or other obligations in the name of the Corporation, and with the Secretary or an Assistant Secretary, may sign all certificates of shares of the capital stock of the Corporation, and do and perform such other acts and things as may from time to time be assigned to each of them by the Board of Directors. The chief executive officer, the President, the Treasurer or such other officers as are authorized by the Board of Directors may enter into contracts in the name of the Corporation or sell and convey any real estate or securities now or hereafter belonging to the Corporation and execute any deeds or written instruments of transfer necessary to convey good title thereto and each of the foregoing officers, or the Secretary or the Treasurer of the Corporation, is authorized and empowered to satisfy and discharge of record any mortgage or deed of trust now or hereafter of record in which the Corporation is a grantee or of which it is the owner, and any such satisfaction and discharge heretofore or hereafter so entered by any such officer shall be valid and in all respects binding on the Corporation.

Section 6. Secretary. The Secretary shall attend all meetings of the shareholders, and record all votes and the minutes of all proceedings in a book to be kept for that purpose, and shall perform like duties for the Board and its committees as required. He shall give or cause to be given, notice of all meetings of the shareholders and of the Board of Directors. He shall record all transfers of stock, and cancel and preserve all certificates of stock transferred, and shall keep a record, alphabetically arranged, of all persons who are shareholders of the Corporation, showing their places of residence and the number of shares of stock held by them respectively. The Secretary shall also be the transfer agent of the Corporation for the transfer of all certificates of stock ordered by the Board of Directors, and shall affix the seal of the Corporation to all certificates of stock or other instruments requiring the seal. He shall keep such other books and perform such other duties as may be assigned to him from time to time. The Board of Directors may designate a bank or trust company as transfer agent of the Corporation stock, in which case such transfer agent shall perform all duties above set forth relative to transfers of such stock.

Section 7. Treasurer. The Treasurer shall have custody of all the funds and securities of the Corporation, and shall perform such duties as may from time to time be assigned to him by the Board of Directors or the chief executive officer.

Section 8. Assistant Secretaries and Assistant Treasurers. The Assistant Secretaries may sign with the President certificates for shares of the Corporation the issuance of which shall have been authorized by a resolution of the Board of Directors. The Assistant Treasurers shall, respectively, if required by the Board of Directors, give bonds for the faithful discharge of their duties in such sums and with such sureties as the Board of Directors shall determine. The Assistant Secretaries and Assistant Treasurers, in general, shall perform such duties as shall be assigned to them by the Secretary or the Treasurer, respectively, or by the President or the Board of Directors.

Section 9. Election and Term of Office. The Officers of the Corporation to be elected by the Board of Directors shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of the shareholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as conveniently may be. Each officer shall hold office until his successor shall have been duly elected and shall have qualified or until his death or until he shall resign or shall have been removed in the manner hereinafter provided.

Section 10. Removal. The chief executive officer, Chairman of the Board, or President may be removed, with or without cause, at any time by action of the Board of Directors. Any other officer elected by the Board of Directors may be removed, with or without cause, at any time, by action of the Board of Directors or the Executive Committee, if any. Any other officer, agent or employee, including any officer, agent or employee appointed by the Board of Directors, may be removed, with or without cause, at any time by the Board of Directors, the chief executive officer, the Executive Committee, if any, or the superior officer to whom authority to so remove has been delegated by these by-laws or by the chief executive officer.

Section 11. Vacancies. A vacancy in any office elected or appointed by the Board of Directors because of death, resignation, removal, disqualification or otherwise, may be filled by the Board of Directors for the unexpired portion of the term. A vacancy in any other office for any reason shall be filled by the Board of Directors, or any committee, or superior officer to whom authority in the premises may have been delegated by these by-laws or by resolution of the Board of Directors.

Section 12. Salaries. The salaries of the officers shall be fixed from time to time by the Board of Directors or committee thereof and no officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the Corporation.

ARTICLE V

CONTRACTS, LOANS, CHECKS AND DEPOSITS

Section 1. Contracts. The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.

Section 2. Loans. No loans shall be contracted on behalf of the Corporation and no evidence of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.

Notwithstanding anything herein to the contrary, any loans to directors who are not also employees of the Corporation or a subsidiary thereof, or the use of the credit of the Corporation to assist same, shall require authorization in the particular case by shareholders of the Corporation, and any loans to employees, whether or not directors, of the Corporation or of any subsidiary shall be made only in compliance with the applicable law of the domiciliary state.

Section 3. Checks, Drafts, etc. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or officers, agent or agents of the Corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.

Section 4. Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositaries as the Board of Directors may select.

Section 5. Proxies. Unless otherwise provided by resolution of the Board of Directors, the chief executive officer may from time to time appoint an attorney or agent of the Corporation, in the name and on behalf of the Corporation, to cast the votes which the Corporation may be entitled to cast as the holder of stock or other securities in any other corporation any of whose stock or securities may be held by the Corporation, at meetings of the holders of the stock or other securities of such other corporation, or to consent in writing, in the name and on behalf of the Corporation as such holder, to any action by such other corporation, and may instruct the person or persons so appointed as to the manner of casting such votes or giving such consent, and may execute or cause to be executed, in the name and on behalf of the Corporation and under its corporate seal or otherwise, all such written proxies or other instruments as he may deem necessary or proper in the premises.

ARTICLE VI

CERTIFICATES FOR SHARES AND THEIR TRANSFER

Section 1. Certificates of Shares. Certificates may be issued for whole or fractional shares. Certificates representing shares of the Corporation shall be in such form as shall be determined by the Board of Directors. Such certificates shall be signed in the manner provided by the Business Corporation Act of the domiciliary state and any act amendatory thereof, supplementary thereto or substituted therefor. All certificates for shares shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the Corporation. All certificates surrendered to the Corporation for transfer shall be canceled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and canceled, except that in case of a lost, destroyed or mutilated certificate a new one may be issued therefor upon such terms and indemnity to the Corporation as the Board of Directors may prescribe.

Section 2. Transfer of Shares. Transfer of shares of the Corporation shall be made only on the stock transfer books of the Corporation by the holder of record thereof or by his legal representative, who shall furnish proper evidence of authority to transfer, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the Corporation, and on surrender for cancellation of the certificate for such shares. The person in whose name shares stand on the books of the Corporation shall be deemed by the Corporation to be the owner thereof for all purposes.

ARTICLE VII

FISCAL YEAR

The fiscal year of the Corporation shall begin on the first day of January and end on the 31st day of December in each year.

ARTICLE VIII

DIVIDENDS

The Board of Directors may from time to time declare, and the Corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law and the Articles of Incorporation.

ARTICLE IX

SEAL

The corporate seal shall have inscribed thereon the name of the Corporation and the words “Corporate Seal,” including the name of the state of domicile. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or otherwise reproduced.

ARTICLE X

WAIVER OF NOTICE

Whenever any notice is required to be given to any shareholder or director of the Corporation under the provisions of these by-laws, the Articles of Incorporation, the provisions of the Business Corporation Act of the domiciliary state or the domiciliary state Insurance Code and any act amendatory thereof, supplementary thereto or substituted therefor, or the domiciliary state Constitution, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

ARTICLE XI

INDEMNIFICATION

In amplification and not in limitation of applicable provisions of the Insurance Code of the state of domicile and the Business Corporation Act of the state of domicile:

(a) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed claim, action, suit or proceeding, whether civil, criminal, administrative or investigative, including appeals (other than an action by or in the right of the Corporation), by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such claim, action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any claim, action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

(b) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed claim, action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

(c) To the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b), or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith, notwithstanding that he has not been successful on any other claim, issue or matter in any such action, suit or proceeding.

(d) Any indemnification under subsections (a) and (b) (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) and (b). Such determination shall be made (1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to, or who have been wholly successful on the merits or otherwise with respect to, such claim, action, suit or proceeding, or (2) if such a quorum is not obtainable, or even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the shareholders.

(e) Expenses (including attorneys’ fees) incurred in defending a civil or criminal claim, action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such claim, action, suit or proceeding as authorized in the manner provided in subsection (d) upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount if and to the extent that it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in this Section.

(f) The indemnification authorized by this Section shall not be deemed exclusive of and shall be in addition to any other rights to which those indemnified may be entitled under any statute, rule of law, provision of articles of incorporation, by-law, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

(g) The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Section.

ARTICLE XII

AMENDMENTS

Section 1. Power of Directors to Amend. The Board of Directors shall have power to alter, amend and repeal the by-laws of the Corporation or adopt new by-laws for the Corporation at any regular or special meeting of the Board, provided that the Board of Directors may not alter, amend or repeal any by-law which establishes what constitutes a quorum at such shareholders’ meetings, or which was adopted by the shareholders and specifically provides that it cannot be altered, amended or repealed by the Board of Directors.

Section 2. Power of Shareholders to Amend. The shareholders may alter, amend, or repeal the by-laws of the Corporation or adopt new by-laws for the Corporation at any annual meeting or at a special meeting, and all by-laws made by the directors may be altered or repealed by the shareholders.

The foregoing are hereby certified by the undersigned officer of Protective Life Insurance Company to be a true and accurate copy of the 2002 Amended and Restated By-Laws of Protective Life Insurance Company and to be in full force and effect this date.

Given under my hand and the seal of the Corporation this 19th day of December, 2002

[CORPORATE SEAL]	/s/ Jerry M. Hyche
Assistant Secretary